Exhibit 99.1

JMP Group Reports Second Quarter 2013 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--July 24, 2013--JMP Group Inc. (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter and six months ended June 30, 2013.

  Operating net income was $3.3 million, or $0.15 per diluted share, compared to $3.0 million, or $0.13 per share, for the second quarter of 2012. For the six months ended June 30, 2013, operating net income was $6.9 million, or $0.31 per share, compared to $7.5 million, or $0.33 per share, for the six months ended June 30, 2012. For more information on operating net income, including a reconciliation to net loss attributable to JMP Group, please see the section below titled “Non-GAAP Financial Measures.”
  Excluding a one-time, after-tax expense of $0.03 per share related to the initial public offering of Harvest Capital Credit Corporation (NASDAQ: HCAP) in May, operating net income would have been $0.18 per share and $0.34 per share for the quarter and six months ended June 30, 2013, respectively.
  The net loss attributable to JMP Group under generally accepted accounting principles, or GAAP, was $1.4 million, or $0.06 per share, compared to a net loss of $1.6 million, or $0.07 per share, for the second quarter of 2012. For the six months ended June 30, 2013, the net loss was $3.2 million, or $0.14 per share, compared to a net loss of $1.3 million, or $0.06 per share, for the six months ended June 30, 2012.
  Adjusted net revenues, which exclude certain non-cash items and non-controlling interests, were $38.1 million, compared to $27.7 million for the second quarter of 2012. For the six months ended June 30, 2013, adjusted net revenues were $70.1 million, compared to $62.9 million for the six months ended June 30, 2012. For more information on adjusted net revenues, including a reconciliation to net revenues, please see the section below titled “Non-GAAP Financial Measures.”
  Total net revenues on a GAAP basis were $30.9 million and $54.2 million for the quarter and six months ended June 30, 2013, respectively, compared to $26.9 million and $58.5 million for the quarter and six months ended June 30, 2012, respectively.

“JMP Group had a great second quarter,” said Chairman and Chief Executive Officer Joe Jolson. “Excluding an after-tax expense of $0.03 relating to the successful IPO of Harvest Capital Credit in May, operating EPS increased by 38% from a year ago to $0.18, driven by a similar year-over-year increase of 37% in adjusted net revenues. JMP Securities produced record revenues for the quarter, as our market share gains since 2009 positioned us to benefit from an improving capital markets environment and more than offset a decline in net investment income and incentive fees during the period. We were particularly pleased to see that positive client reaction to management changes recently made in our institutional equities business led to improved results more quickly than we had expected.”

Segment Results of Operations

At JMP Securities, adjusted net revenues excluding net investment income (which consists of principal transactions, net dividend income and net interest income) were $28.3 million, an increase of 93.5% from the second quarter of 2012 as a result of very strong investment banking results and materially improved institutional commissions. JMP Securities’ operating margins on adjusted net revenues were 16.8% and 14.1% for the quarter and six months ended June 30, 2013, respectively, comparing favorably to 9.2% for the full year of 2012.

At Harvest Capital Strategies, adjusted net revenues of $4.1 million excluding net investment income fell 35.9% from the second quarter of 2012, when a fee of $1.7 million was received from New York Mortgage Trust, Inc. upon the termination of its advisory agreement with Harvest Capital Strategies. Operating net income at Harvest Capital Strategies would have been $0.02 per share for the quarter in the absence of a one-time, after-tax expense of $0.03 per share associated with the IPO of Harvest Capital Credit. JMP Group’s return on the capital it had invested in hedge funds managed by Harvest Capital Strategies was 1.0% for the quarter and 4.2% for the six months ended June 30, 2013.

At JMP Credit, adjusted net revenues totaled $4.8 million, a decrease of 5.2% from $5.1 million for the second quarter of 2012. Included in the aforementioned $4.8 million is a valuation write-down of $0.4 million related to a loan acquired by JMP Credit in April 2009. For the second quarter of 2012, the net gain on acquired loans was $0.8 million.

A summary of JMP Group’s operating net income by segment for the quarter and six months ended June 30, 2013 and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
($ as shown)	June 30, 2013	Mar. 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012

JMP Securities	$0.13	$0.05	$0.01	$0.18	$0.10
Harvest Capital Strategies	(0.01)	0.04	0.05	0.02	0.08
JMP Credit	0.13	0.15	0.14	0.29	0.29
Corporate	(0.10)	(0.08)	(0.07)	(0.18)	(0.14)
Operating EPS	$0.15	$0.16	$0.13	$0.31	$0.33

For more information on segment reporting; adjusted net revenues, including a reconciliation to net revenues; and operating net income, including a reconciliation to net income, please see the section below titled “Non-GAAP Financial Measures.”

Composition of Revenues

Investment Banking

Investment banking revenues were a record $21.1 million, an increase of 130.6% from $9.1 million for the second quarter of 2012. For the six months ended June 30, 2013, investment banking revenues were $33.2 million, an increase of 28.6% from $25.8 million for the six months ended June 30, 2012.

A summary of the company’s investment banking revenues and transaction counts for the quarter and six months ended June, 2013 and for comparable prior periods is set forth below.

	Quarter Ended						Six Months Ended
	June 30, 2013		Mar. 31, 2013		June 30, 2012		June 30, 2013		June 30, 2012
($ in thousands)	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues

Public equity	37	$9,517	33	$8,914	16	$6,728	70	$18,431	39	$15,752
Debt and convertible securities	8	4,890	10	1,648	5	642	18	6,538	10	2,101
Private capital markets and other	2	2,830	-	145	3	1,047	2	2,975	5	3,247
Strategic advisory	4	3,820	1	1,400	1	716	5	5,220	6	4,692

Total	51	$21,057	44	$12,107	25	$9,133	95	$33,164	60	$25,792

Brokerage

Net brokerage revenues were $7.0 million, an increase of 29.0% from $5.4 million for the second quarter of 2012, representing the company’s best quarterly total since the fourth quarter of 2010. For the six months ended June 30, 2013, net brokerage revenues were $12.2 million, an increase of 11.6% from $10.9 million for the six months ended June 30, 2012, representing the company’s best six-month total since the second half of 2011.

Asset Management

Asset management fees and other related revenues were $4.1 million, a decrease of 33.9% from $6.2 million for the second quarter of 2012. For the six months ended June 30, 2013, such fees and revenues were $12.0 million, an increase of 11.1% from $10.8 million for the six months ended June 30, 2012. For more information on asset management-related fee revenues, please see the section below titled “Non-GAAP Financial Measures.”

Client assets under management at June 30, 2013 totaled $1.6 billion, including $819.3 million of funds managed by Harvest Capital Strategies and $800.6 million par value of loans and cash underlying the two collateralized loan obligations managed by JMP Credit Advisors. Client assets under management were $1.2 billion at March 31, 2013 and $1.1 billion at June 30, 2012. Including sponsored funds, client assets under management totaled $1.8 billion at June 30, 2013, compared to $1.4 billion at March 31, 2013 and $1.6 billion at June 30, 2012.

At June 30, 2013, private capital, including corporate credit, small business lending, venture capital and REIT advisory services, represented 62.6% of client assets under management including sponsored funds.

Principal Transactions

Principal transactions generated net realized and unrealized gains of $2.3 million and $4.2 million for the quarter and six months ended June 30, 2013, respectively, compared to $7.8 million and $14.3 million for the quarter and six months ended June 30, 2012, respectively.

A summary of the company’s principal transaction revenues for the quarter and six months ended June 30, 2013 and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
(in thousands)	June 30, 2013	Mar. 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Hedge fund investments	$908	$1,898	($248)	$2,806	$2,496

Principal investments:
Investment in Harvest Capital Credit	(136)	-	-	(136)	-
Other principal investments	55	85	901	140	582
Total principal investments	(81)	85	901	4	582

Venture investments:
Investment in Harvest Growth Capital funds	86	(19)	328	67	525
Other venture investments and warrants	485	553	279	1,038	781
Total venture investments	571	534	607	1,105	1,306

Principal transaction revenues net of non-controlling interests in Harvest Growth Capital funds	1,398	2,517	1,260	3,915	4,384

Non-controlling interests in Harvest Growth Capital funds	895	(599)	6,520	296	9,880

Total principal transaction revenues	$2,293	$1,918	$7,780	$4,211	$14,264

Included in the net gain of $2.3 million for the quarter ended June 30, 2013 was a gain of $0.9 million attributable to non-controlling interests in net realized and unrealized losses at Harvest Growth Capital and Harvest Growth Capital II, venture capital funds managed by Harvest Capital Strategies that are consolidated under GAAP. GAAP accounting requires that JMP Group consolidate both funds due to Harvest Capital Strategies’ role as the funds’ manager and managing member, despite the company’s ownership of just 4.4% of Harvest Growth Capital and 1.9% of Harvest Growth Capital II. The presentation of adjusted net revenues elsewhere in this press release excludes JMP Group’s non-controlling interests in these funds; and, accordingly, the aforementioned gain of $0.9 million is not included in adjusted net revenues. Net of its non-controlling interests, JMP Group had a net realized and unrealized gain of $86,000 on its investments in Harvest Growth Capital and Harvest Growth Capital II for the quarter. For more information on adjusted net revenues, including a reconciliation to net revenues, please see the section below titled “Non-GAAP Financial Measures.”

Gain on Sale, Payoff and Mark-to-Market of Loans and Loan Loss Provision

Together, JMP Credit Corporation and Harvest Capital Credit generated net realized and unrealized gains of $0.3 million and $1.4 million from the sale, payoff or mark-to-market of loans for the quarter and six months ended June 30, 2013, respectively, compared to $1.4 million and $2.5 million for the quarter and six months ended June 30, 2012, respectively.

For the quarter ended June 30, 2013, JMP Credit Corporation realized a net gain of $0.3 million due to the sale or payoff of 34 of the loans in its portfolio, compared to $1.4 million in connection with 19 loans for the second quarter of 2012. For the six months ended June 30, 2013, the net realized gain amounted to $1.3 million due to the sale or payoff of 67 loans, compared to $2.4 million in connection with 39 loans for the six months ended June 30, 2012. For the quarter and six months ended June 30, 2013, net realized gains of $23,000 and $0.2 million, respectively, resulted from the sale or payoff of loans acquired by JMP Credit in April 2009, compared to net realized gains of $0.8 million and $1.5 million, respectively, for the quarter and six months ended June 30, 2012.

At June 30, 2013, discounts and reserves (including liquidity discounts, allowances for loan losses and deferred loan fees) equaled $10.1 million, or 1.6% of gross performing loans outstanding at JMP Credit. There were no impaired loans and no associated discounts or reserves at June 30, 2013; while, at June 30, 2012, discounts and reserves (including credit discounts, liquidity discounts, and allowances for loan losses) with regard to impaired loans equaled $3.3 million, or 0.8% of gross loans outstanding.

A net loan loss provision of $1.0 million for the quarter ended June 30, 2013 was recorded at JMP Credit, which is consolidated under GAAP, of which $1.1 million was a general reserve in connection with the loan portfolio underlying recently closed JMP Credit Advisors CLO II. At June 30, 2013, general loan loss reserves equaled 0.5% of gross performing loans at JMP Credit, in line with 0.5% at June 30, 2012.

Other Income

Other income was $26,000 and $0.3 million for the quarter and six months ended June 30, 2013, respectively, compared to $2.4 million and $3.1 million for the quarter and six months ended June 30, 2012, respectively. The year-over-year comparisons are uneven primarily because, in the second quarter of 2012, New York Mortgage Trust, Inc. paid a one-time fee of $1.7 million upon termination of its advisory agreement with Harvest Capital Strategies.

Net Interest Income

Interest income was $7.7 million, and interest expense was $10.1 million, resulting in net interest expense of $2.4 million, compared to net interest expense of $1.6 million for the second quarter of 2012. Excluding net amortization expense related to liquidity discounts, net interest income was $3.8 million, compared to $5.4 million for the second quarter of 2012. Further excluding the financial impact of the deconsolidation of Harvest Capital Credit upon its IPO, net interest income would have been $5.1 million, compared to $5.4 million for the second quarter of 2012. For the six months ended June 30, 2013, net interest expense was $5.5 million, compared to net interest expense of $3.8 million for the six months ended June 30, 2012; excluding net interest expense due to net amortization of liquidity discounts, net interest income was $9.4 million and $10.4 million, respectively, for the same periods.

Expenses

Compensation and Benefits

Compensation and benefits expense was $24.8 million, compared to $16.7 million for the second quarter of 2012. Non-cash compensation expense attributable to stock-based awards such as stock options and restricted stock units, or RSUs, was $1.0 million, compared to $0.2 million for the second quarter of 2012. The aforementioned compensation and benefits expense of $24.8 million excludes $1.1 million of net deferred compensation, which is composed of (a) amortization expense tied to deferred compensation awarded at year-end 2012 though recognized as a GAAP expense in 2013 and 2014 less (b) one quarter of the compensation assumed to be awarded at year-end 2013 and deferred into 2014 and 2015.

For the six months ended June 30, 2013, compensation and benefits expense was $44.4 million, compared to $38.5 million for the six months ended June 30, 2012. Non-cash compensation expense attributable to stock-based awards such as stock options and restricted stock units, or RSUs, was $1.7 million, compared to $0.4 million for the six months ended June 30, 2012. The aforementioned compensation and benefits expense of $44.4 million excludes $2.3 million of net deferred compensation, which is composed of (a) amortization expense tied to deferred compensation awarded at year-end 2012 though recognized as a GAAP expense in 2013 and 2014 less (b) two quarters of the compensation assumed to be awarded at year-end 2013 and deferred into 2014 and 2015.

Excluding the cost of stock-based awards but accelerating and recognizing the cost of net deferred compensation for the period, compensation and benefits expense was 65.6% of adjusted net revenues for the quarter, compared to 59.5% for the second quarter of 2012, and was 64.1% for the six months ended June 30, 2013, compared to 60.6% for the six months ended June 30, 2012.

Non-Compensation Expense

Non-compensation expense was $9.0 million, compared to $6.0 million for the second quarter of 2012. For the six months ended June 30, 2013, non-compensation expense was $15.1 million, compared to $11.7 million for the six months ended June 30, 2012. The year-over-year increases for both periods are largely due to one-time expenses totaling $2.5 million incurred by JMP Group in connection with Harvest Capital Credit’s May 2013 initial public offering.

As a percentage of adjusted net revenues, non-compensation expense was 23.6% for the quarter, compared to 21.6% for the second quarter of 2012, and was 21.6% for the six months ended June 30, 2013, compared to 18.5% for the six months ended June 30, 2012. Excluding the aforementioned expense of $2.5 million, non-compensation expense would have been 17.0% for the quarter and 18.1% for the six months ended June 30, 2013, respectively.

Personnel

At June 30, 2013, the company had 218 full-time employees, in line with 218 at March 31, 2013 and up from 214 at June 30, 2012.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Furthermore, company management believes that this presentation enables more meaningful comparison of JMP Group’s financial performance in various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group generally expects to continue to recognize; the adjustment of these items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP measures of JMP Group’s financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Adjusted Net Revenue

Adjusted net revenue is a non-GAAP financial measure that (i) includes asset management fees, net interest income or expense, and other revenues eliminated upon the consolidation of Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit (until its IPO on May 2, 2013), (ii) excludes the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Advisors CLO I, (iii) reverses the general loan loss provision taken in connection with the origination of JMP Credit Advisors CLO II, (iv) adjusts for unrealized mark-to-market gains and losses recorded at Harvest Capital Credit, (v) reverses net unrealized gains and losses on strategic equity investments and warrants, and (vi) excludes the non-controlling interest in net unrealized gains and losses on Harvest Growth Capital and Harvest Growth Capital II. In particular, adjusted net revenue adjusts for:

  base management and incentive fees earned by Harvest Capital Strategies as manager of Harvest Growth Capital and Harvest Growth Capital II, both venture capital funds, and Harvest Capital Credit, a small business lending strategy; Harvest Capital Strategies is managing member of Harvest Growth Capital and Harvest Growth Capital II and is the external manager of Harvest Capital Credit, and, as a result of its ownership of each (until the IPO of Harvest Capital Credit on May 2, 2013), JMP Group has consolidated the three entities (for the appropriate periods) in accordance with GAAP accounting standards and has eliminated the fees in consolidation; presenting these fees as though Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit were deconsolidated presents the entities’ results in a manner similar to those of the other investment funds managed by Harvest Capital Strategies;
  the non-cash net amortization of liquidity discounts associated with JMP Credit Advisors CLO I, due to scheduled contractual principal repayments, of $6.2 million and $15.0 million for the quarter and six months ended June 30, 2013, respectively;
  the non-specific, non-cash loan loss provision recorded with regard to the loan portfolio underlying JMP Credit Advisors CLO II, which is required by GAAP;
  unrealized mark-to-market gains or losses on the investment portfolio at Harvest Capital Credit by reversing them; then, reflecting the company’s IPO, recognizing those previously reversed gains or losses as of May 2, 2013;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  non-controlling interests in net unrealized gains and losses generated by Harvest Growth Capital and Harvest Growth Capital II, of which Harvest Capital Strategies is manager and managing member; under GAAP, JMP Group consolidates the two funds; however, as presented, unrealized gains and losses that do not accrue to the company are reversed.

A reconciliation of JMP Group’s net revenues to its adjusted net revenues for the quarter and six months ended June 30, 2013 and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
(in thousands)	June 30, 2013	Mar. 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Revenues:
Non-interest revenues	$34,273	$27,338	$29,620	$61,611	$63,497
Net interest expense	(2,394)	(3,141)	(1,618)	(5,535)	(3,768)
Loan loss provision	(975)	(949)	(1,107)	(1,924)	(1,200)
Total net revenues	30,904	23,248	26,895	54,152	58,529
Asset management fees earned on Harvest Growth Capital funds and Harvest Capital Credit (1)	522	858	353	1,379	685
Dividend distribution from Harvest Capital Credit (1)	421	257	-	678	77
Less: Net interest income and other revenues from Harvest Capital Credit (1)	(789)	(1,327)	(476)	(2,116)	(815)
Total net revenues including fee revenues from consolidated entities	31,058	23,036	26,772	54,093	58,476

Add back/(subtract):
Net amortization of liquidity discounts on loans and asset-backed securities issued	6,239	8,740	7,000	14,979	14,175
Loan loss provision – JMP Credit Advisors CLO II	1,128	-	-	1,128	-
Unrealized mark-to-market (gain)/loss – Harvest Capital Credit	-	(516)	44	257	(13)
Realization of mark-to-market gain – Harvest Capital Credit	772	-	-	-	-
Net unrealized (gain)/loss on strategic equity investments and warrants	(243)	157	447	(86)	126
Non-controlling interests in net unrealized (gains)/losses on Harvest Growth Capital funds	(895)	599	(6,520)	(296)	(9,880)
Adjusted net revenues	$38,059	$32,016	$27,743	$70,075	$62,884

(1)

Adjustments to reflect economic contributions from two Harvest Growth Capital funds and Harvest Capital Credit as though deconsolidated for purposes of financial reporting; upon deconsolidation, fee revenues and dividend payments would be recognized, while net interest income and other revenues generated by these entities would not be recorded by JMP Group.

Company management has utilized adjusted net revenue, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that adjusting net revenue in these ways is useful in that it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Asset Management-Related Fee Revenues

Asset management-related fee revenue is a non-GAAP financial measure that sums asset management fees with certain fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) that are reported in JMP Group’s financial statements as other income. In addition, asset management-related fee revenues incorporate base management and incentive fees earned by Harvest Capital Strategies as manager of Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit. JMP Group consolidates the two Harvest Growth Capital funds and Harvest Capital Credit (until its IPO on May 2, 2013) in accordance with GAAP accounting standards; however, asset management fees generated by these entities are included in asset management-related fee revenues as though deconsolidated.

A statement of JMP Group’s asset management-related fee revenues for the quarter and six months ended June 30, 2013 and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
(in thousands)	June 30, 2013	Mar. 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Base management fees:
Fees reported as asset management fees	$2,552	$2,365	$2,462	$4,917	$4,900
Fees reported as other income	-	262	606	262	1,315
Fees earned at Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit/HCAP Advisors	595	508	241	1,103	442
Total base management fees	3,147	3,135	3,309	6,282	6,657

Incentive fees:
Fees reported as asset management fees	836	4,387	1,030	5,223	2,066
Fees reported as other income	-	-	-	-	-
Fees earned at Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit/HCAP Advisors	66	350	112	416	243
Total incentive fees	902	4,737	1,142	5,639	2,309

Other fee income:
Fundraising fees	26	26	26	52	53
New York Mortgage Trust termination fee	-	-	1,735	-	1,735
Total other fee income	26	26	1,761	52	1,788

Asset management-related fee revenues:
All fees reported as asset management fees	3,388	6,752	3,492	10,140	6,966
All fees reported as other income	26	288	2,367	314	3,103
All fees earned at Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit/HCAP Advisors	661	858	353	1,519	685
Total asset management-related fee revenues	$4,075	$7,898	$6,212	$11,973	$10,754

Company management has utilized asset management-related fee revenue as a means of assessing the performance of JMP Group’s combined asset management activities, including its fundraising and other services for third parties. Management believes that asset management-related fee revenues, as presented above, provide useful information by indicating the relative contributions of base management fees and performance-related incentive fees, thus facilitating a comparison of those fees in a given period to those in prior and future periods. Management also believes that asset management-related fee revenue is a more meaningful measure than standalone asset management fees as reported, because asset management-related fee revenues represent the combined impact of JMP Group’s various asset management activities on the company’s total net revenues.

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses compensation expense related to stock-based awards and deferred compensation, (ii) excludes the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Advisors CLO I, (iii) reverses the general loan loss provision taken in connection with the origination of JMP Credit Advisors CLO II, (iv) adjusts for unrealized mark-to-market gains and losses recorded at Harvest Capital Credit, (v) reverses net unrealized gains and losses on strategic equity investments and warrants, and (vi) assumes an effective tax rate. In particular, operating net income adjusts for:

  the grant of RSUs and stock options subsequent to the company’s IPO, which together resulted in non-cash compensation expense of $1.0 million and $1.7 million for the quarter and six months ended June 30, 2013, respectively;
  net deferred compensation, which, in order to state non-GAAP earnings as conservatively as possible, consists of (a) deferred compensation awarded at year-end 2012 and reflected in operating net income for 2012 though recognized as a GAAP expense in 2013 and 2014 less (b) compensation assumed to be awarded at year-end 2013 and deferred into 2014 and 2015;
  the non-cash net amortization of liquidity discounts associated with JMP Credit Advisors CLO I, due to scheduled contractual principal repayments, of $6.2 million and $15.0 million for the quarter and six months ended June 30, 2013, respectively;
  the non-specific, non-cash loan loss provision recorded with regard to the loan portfolio underlying JMP Credit Advisors CLO II, which is required by GAAP;
  unrealized mark-to-market gains or losses on the investment portfolio at Harvest Capital Credit by reversing them; then, reflecting the company’s IPO, recognizing those previously reversed gains or losses as of May 2, 2013;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  a combined federal, state and local income tax rate of 38% for the quarter ended March 31, 2013 and all future periods, although an assumed rate of 42% was applied for all prior periods; the company’s effective tax rate has proved lower than anticipated as a result of geographic changes in the company’s revenue mix, with revenues generated in California (at the highest marginal rate) comprising less of the total in recent years than in the past.

A reconciliation of JMP Group’s net income to its operating net income for the quarter and six months ended June 30, 2013 and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
(in thousands, except per share amounts)	June 30, 2013	Mar. 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Net loss attributable to JMP Group Inc.	($1,435)	($1,719)	($1,638)	($3,154)	($1,264)

Subtract:
Income tax benefit	644	812	920	1,456	539
Loss before taxes	(2,079)	(2,531)	(2,558)	(4,610)	(1,803)

Add back/(subtract):
Compensation expense – stock options	259	137	-	396	-
Compensation expense – post-IPO RSUs	704	616	208	1,320	388
Compensation expense – deferred compensation	(1,146)	(1,124)	-	(2,270)	-
Net amortization of liquidity discounts – JMP Credit Advisors CLO I	6,239	8,740	7,000	14,979	14,175
Loan loss provision – JMP Credit Advisors CLO II	821	-	-	821	-
Unrealized mark-to-market (gain)/loss – Harvest Capital Credit	-	(162)	75	(162)	87
Realization of mark-to-market gain – Harvest Capital Credit	772	-	-	772	-
Unrealized (gain)/loss on strategic equity investments and warrants	(243)	157	447	(86)	126
Operating income before taxes	5,327	5,833	5,172	11,160	12,973

Income tax expense assumed	2,024	2,216	2,172	4,240	5,448
Operating net income	$3,303	$3,617	$3,000	$6,920	$7,525

Operating net income per share:
Basic	$0.15	$0.16	$0.13	$0.31	$0.33
Diluted	$0.15	$0.16	$0.13	$0.31	$0.33

Weighted average shares outstanding:
Basic	22,199	22,607	22,772	22,402	22,476
Diluted	22,707	22,905	22,859	22,744	23,057

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding certain items that may not be representative of the company’s core operating results or core business activities. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Segment Reporting

In order to demonstrate the contribution to the company’s results of each of its primary businesses on a standalone basis, JMP Group presents the operating net income generated by each segment in the tables that follow. Management believes that this presentation enables investors to better understand the separate but interrelated financial operations of the company’s various business lines and to more accurately assess the contribution of each to JMP Group’s aggregate results.

Total net revenues have been adjusted, in part, as detailed above in the section titled “Adjusted Net Revenue,” and the resulting adjusted net revenues (i) include asset management fees, net interest income or expense, and other revenues eliminated upon the consolidation of Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit (until its IPO on May 2, 2013), (ii) exclude the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Advisors CLO I, (iii) reverse the general loan loss provision taken in connection with the origination of JMP Credit Advisors CLO II, (iv) adjust for unrealized mark-to-market gains and losses recorded at Harvest Capital Credit; (v) reverse net unrealized gains and losses on strategic equity investments and warrants and (vi) exclude non-controlling interests in net unrealized gains and losses on Harvest Growth Capital and Harvest Growth Capital II. Total non-interest expenses have been adjusted, in part, as detailed above in the section titled “Operating Net Income,” and the resulting adjusted non-interest expense reverses compensation expense related to stock-based awards granted subsequent to JMP Group’s initial public offering. For the purposes of calculating operating net income, an effective tax rate of 38% is assumed.

A statement of JMP Group’s operating net income on a segment basis for the quarter ended June 30, 2013 is set forth below.

	Quarter Ended June 30, 2013
(in thousands, except per share amounts)	JMP Securities	Harvest (1) Capital Strategies	JMP Credit Corp.	Corporate	Elimin- ations	Operating JMP Group	HGC Consoli- dation	HCC (1) Consoli- dation	Consoli- dated JMP Group

Revenues:
Investment banking	$21,310	-	-	-	($253)	$21,057	-	-	$21,057
Brokerage	6,980	-	-	-	-	6,980	-	-	6,980
Asset management-related fees (2)	-	4,073	86	-	(84)	4,075	(386)	(137)	3,552
Principal transactions (3)	114	38	9	1,427	-	1,588	864	369	2,821
Gain on sale and payoff of loans	-	-	336	-	-	336	-	-	336
Net dividend (expense)/income	(8)	421	-	63	-	476	-	(421)	55
Net interest (expense)/income (4)	(33)	-	4,206	(779)	-	3,394	1	450	3,845
Provision for loan losses	-	-	153	-	-	153	-	-	153
Adjusted net revenues	28,363	4,532	4,790	711	(337)	38,059	479	261	38,799

Expenses:
Non-interest expense/(income) (5)(7)	23,585	6,540	(147)	4,248	(388)	33,838	56	47	33,941

Less: Non-controlling interest (6)(7)	-	(1,351)	245	-	-	(1,106)	423	214	(469)
Operating income/(loss) before taxes	4,778	(657)	4,692	(3,537)	51	5,327	-	-	5,327

Income tax expense/(benefit) (assumed rate of 38%)	1,815	(249)	1,783	(1,345)	20	2,024	-	-	2,024
Operating net income/(loss)	$2,963	($408)	$2,909	($2,192)	$31	$3,303	-	-	$3,303

Operating net income/(loss) per share:
Basic	$0.13	($0.01)	$0.13	($0.10)	$0.00	$0.15	-	-	$0.15
Diluted	$0.13	($0.01)	$0.13	($0.10)	$0.00	$0.15	-	-	$0.15
(1)

Harvest Capital Credit is deconsolidated as of its initial public offering on May 2, 2013. Upon that IPO, HCAP Advisors was formed to act as Harvest Capital Credit’s external manager; revenues and expenses generated by HCAP Advisors are aggregated in the results attributed to Harvest Capital Strategies in this presentation.

(2)

Reflects revenues detailed in section above titled “Asset Management-Related Fee Revenues;” management fees totaling $0.5 million are eliminated upon consolidation of two Harvest Growth Capital funds and Harvest Capital Credit.

(3)

Reverses net unrealized gains and losses on strategic equity investments and warrants and includes previously reversed net unrealized gains at Harvest Capital Credit. Excludes non-controlling interests in net realized and unrealized gains and losses related to two Harvest Growth Capital funds as well as other principal transaction revenues related to Harvest Capital Credit; net realized and unrealized losses totaling $1.2 million are recognized upon consolidation of those entities.

(4)	Excludes expense related to the non-cash net amortization of liquidity discounts associated with JMP Credit Advisors CLO I.
(5)

Reverses stock-based compensation expense as well as accounting adjustments related to deferred compensation expense and excludes fund-related expenses totaling $0.1 million that are recognized upon consolidation of two Harvest Growth Capital funds and Harvest Capital Credit.

(6)

Excludes non-controlling interests totaling $0.6 million in the net realized and unrealized losses of two Harvest Growth Capital funds and Harvest Capital Credit that are recognized upon consolidation of the entities.

(7)	Includes non-interest expense of $2.5 million and non-controlling interest of $1.2 million, equaling $0.03 per share after tax in the aggregate, related to the IPO of Harvest Capital Credit.

A statement of JMP Group’s operating net income on a segment basis for the six months ended June 30, 2013 is set forth below.

	Six Months Ended June 30, 2013
(in thousands, except per share amounts)	JMP Securities	Harvest (1) Capital Strategies	JMP Credit Corp.	Corporate	Elimin- ations	Operating JMP Group	HGC Consoli- dation	HCC (1) Consoli- dation	Consoli- dated JMP Group

Revenues:
Investment banking	$33,487	-	-	-	($323)	$33,164	-	-	$33,164
Brokerage	12,174	-	-	-	-	12,174	-	-	12,174
Asset management-related fees (2)	-	12,105	$136	-	(268)	11,973	(797)	(584)	10,592
Principal transactions (3)	385	662	9	2,756	6	3,818	245	406	4,469
Gain on sale and payoff of loans (4)	-	-	1,335	-	-	1,335	-	-	1,335
Net dividend (expense)/income	(16)	678	-	63	-	725	-	(678)	47
Net interest (expense)/income (5)	(49)	-	8,839	(1,108)	-	7,682	1	1,760	9,443
Provision for loan losses	-	-	(796)	-	-	(796)	-	-	(796)
Adjusted net revenues	45,981	13,445	9,523	1,711	(585)	70,075	(551)	904	70,428

Expenses:
Non-interest expense/(income) (6)(8)	39,500	14,079	(1,405)	8,237	(566)	59,845	93	144	60,082

Less: Non-controlling interest (7)(8)	-	(1,351)	421	-	-	(930)	(644)	760	(814)

Operating income/(loss) before taxes	6,481	717	10,507	(6,526)	(19)	11,160	-	-	11,160

Income tax expense/(benefit) (assumed rate of 38%)	2,462	273	3,993	(2,481)	(7)	4,240	-	-	4,240
Operating net income/(loss)	$4,019	$444	$6,514	($4,045)	($12)	$6,920	-	-	$6,920

Operating net income/(loss) per share:
Basic	$0.18	$0.02	$0.29	($0.18)	($0.00)	$0.31	-	-	$0.31
Diluted	$0.18	$0.02	$0.29	($0.18)	($0.00)	$0.31	-	-	$0.31
(1)

Harvest Capital Credit is deconsolidated as of its initial public offering on May 2, 2013. Upon that IPO, HCAP Advisors was formed to act as Harvest Capital Credit’s external manager; revenues and expenses generated by HCAP Advisors are aggregated in the results attributed to Harvest Capital Strategies in this presentation.

(2)

Reflects revenues detailed in section above titled “Asset Management-Related Fee Revenues;” management fees totaling $1.4 million are eliminated upon consolidation of two Harvest Growth Capital funds and Harvest Capital Credit.

(3)

Reverses net unrealized gains and losses on strategic equity investments and warrants and includes previously reversed net unrealized gains at Harvest Capital Credit. Excludes non-controlling interests in net realized and unrealized gains and losses related to two Harvest Growth Capital funds as well as other principal transaction revenues related to Harvest Capital Credit; net realized and unrealized losses totaling $0.7 million are recognized upon consolidation of those entities.

(4)	Excludes net unrealized mark-to-market gain of $0.1 million on the loan portfolio at Harvest Capital Credit.
(5)	Excludes expense related to the non-cash net amortization of liquidity discounts associated with JMP Credit Advisors CLO I.
(6)

Reverses stock-based compensation expense as well as accounting adjustments related to deferred compensation expense and excludes fund-related expenses totaling $0.2 million that are recognized upon consolidation of two Harvest Growth Capital funds and Harvest Capital Credit.

(7)

Excludes non-controlling interests totaling $0.1 million in the net realized and unrealized losses of two Harvest Growth Capital funds and Harvest Capital Credit that are recognized upon consolidation of the entities.

(8)	Includes non-interest expense of $2.5 million and non-controlling interest of $1.2 million, equaling $0.03 per share after tax in the aggregate, related to the IPO of Harvest Capital Credit.

Adjusted Tangible Book Value per Share

At June 30, 2013, JMP Group’s tangible book value per share was $5.47, compared to $5.54 at March 31, 2013 and $5.43 at June 30, 2012. Adjusting book value to reflect the net liquidity discount on JMP Credit CLO I’s loan portfolio and asset-backed securities issued (which had fully amortized as of May 31, 2012) and to accelerate the recognition of deferred compensation expense, JMP Group’s adjusted tangible book value per share at June 30, 2013 would have been $5.21, as indicated by the table below.

(in thousands, except per share amounts)	June 30, 2013	Mar. 31, 2013	June 30, 2012

Total JMP Group stockholders' equity	$121,120	$125,238	$123,449
Less: Goodwill and intangible assets	-	-	-
Tangible stockholders' equity	121,120	125,238	123,449

Liquidity discount on loans	-	3,511	7,582
Liquidity discount on asset-backed securities issued	-	(6,304)	(33,097)
Net liquidity discount	-	(2,793)	(25,515)
Accounting adjustment – deferred compensation	(9,255)	(8,109)	-
Pre-tax adjustments to equity	(9,255)	(10,902)	(25,515)
Income tax benefit (assumed rate of 38% for 2013)	3,517	4,143	10,716
After-tax adjustments to equity	(5,738)	(6,759)	(14,799)

Adjusted tangible stockholders' equity	$115,382	$118,479	$108,650

Adjusted tangible book value per share	$5.21	$5.24	$4.78

Basic shares outstanding	22,138	22,609	22,742

Quarterly operating ROATE (1)	11.3%	12.3%	11.0%
LTM operating ROATE (1)	14.0%	13.8%	12.5%
(1)	Return on adjusted tangible equity (ROATE) equals annualized operating net income divided by average adjusted tangible stockholders’ equity.

Share Repurchase Activity

During the quarter ended June 30, 2013, JMP Group repurchased approximately 470,000 shares of its common stock at an aggregate price of $3.0 million, or $6.47 per share. At quarter-end, approximately 1.5 million shares remained eligible for repurchase under the company’s existing repurchase authorization.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains or losses stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligations; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any quarter, depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in a particular quarter may not be indicative of such expense in any future period. As a result, the company suggests that its annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission on March 8, 2013, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2012 and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the Securities and Exchange Commission’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EDT on Wednesday, July 24, 2013. To participate in the call, dial (888) 566-6060. The conference identification number is 21174056.

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at investor.jmpg.com/events.cfm. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group

JMP Group Inc. is a full-service investment banking and asset management firm that provides investment banking, sales and trading, and equity research services to corporate and institutional clients and alternative asset management products to institutional and high-net-worth investors. JMP Group operates through three subsidiaries: JMP Securities, Harvest Capital Strategies and JMP Credit Advisors. For more information, visit www.jmpg.com.

JMP GROUP INC. Consolidated Statements of Financial Condition (Unaudited)
(in thousands)	June 30, 2013	Dec. 31, 2012

Assets

Cash and cash equivalents	$53,330	$67,075
Restricted cash and deposits	167,019	69,813
Marketable securities owned, at fair value	17,715	14,347
Other investments	156,557	81,161
Loans held for sale	6,779	3,134
Loans collateralizing asset-backed securities issued, net of allowance for loan losses	633,353	401,003
Small business loans	-	38,934
Deferred tax assets	9,472	13,087
Other assets	37,004	21,308
Total assets	$1,081,229	$709,862

Liabilities and Stockholders' Equity

Liabilities:
Marketable securities sold, but not yet purchased, at fair value	$11,876	$11,567
Accrued compensation	25,778	20,256
Asset-backed securities issued	742,709	415,456
Line of credit	-	28,227
Note payable	19,368	10,486
Bond payable	46,000	-
Deferred tax liability	3,706	9,775
Other liabilities	25,076	26,791
Total liabilities	874,513	522,558

Redeemable non-controlling interest	-	161

Stockholders' Equity:
Total JMP Group Inc. stockholders' equity	121,120	126,871
Non-redeemable non-controlling interest	85,596	60,272
Total equity	206,716	187,143
Total liabilities and stockholders' equity	$1,081,229	$709,862

JMP GROUP INC. Consolidated Statements of Operations (Unaudited)

	Quarter Ended		Six Months Ended
(in thousands, except per share amounts)	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Revenues:
Investment banking	$21,057	$9,133	$33,164	$25,792
Brokerage	6,980	5,412	12,174	10,904
Asset management fees	3,527	3,492	10,278	6,966
Principal transactions	2,292	7,780	4,209	14,264
Gain on sale, payoff and mark-to-market of loans	336	1,405	1,425	2,452
Net dividend (expense)	55	(9)	47	(23)
Other income	26	2,407	314	3,142
Non-interest revenues	34,273	29,620	61,611	63,497

Interest income	7,711	8,260	15,869	15,718
Interest expense	(10,105)	(9,878)	(21,404)	(19,486)
Net interest (expense)	(2,394)	(1,618)	(5,535)	(3,768)

Provision for loan losses	(975)	(1,107)	(1,924)	(1,200)
Total net revenues	30,904	26,895	54,152	58,529

Non-interest expenses:
Compensation and benefits	24,776	16,704	44,381	38,475
Administration	4,005	1,709	5,336	2,959
Brokerage, clearing and exchange fees	1,025	858	1,912	1,754
Travel and business development	1,039	987	1,997	1,689
Communications and technology	832	825	1,685	1,733
Occupancy	808	721	1,612	1,538
Professional fees	812	718	1,836	1,357
Depreciation	238	217	464	415
Other	224	(51)	307	215
Total non-interest expense	33,759	22,688	59,530	50,135

(Loss)/income before income tax expense	(2,855)	4,207	(5,378)	8,394
Income tax (benefit)/expense	(644)	(920)	(1,456)	(539)
Net (loss)/income	(2,211)	5,127	(3,922)	8,933
Less: Net income attributable to noncontrolling interest	(776)	6,765	(768)	10,197
Net (loss)/income attributable to JMP Group Inc.	($1,435)	($1,638)	($3,154)	($1,264)

Net (loss)/income attributable to JMP Group Inc. per share:
Basic	($0.06)	($0.07)	($0.14)	($0.06)
Diluted	($0.06)	($0.07)	($0.14)	($0.06)

Weighted average common shares outstanding:
Basic	22,199	22,772	22,402	22,476
Diluted	22,199	22,772	22,402	22,476

CONTACT:
Investor Relations:
JMP Group Inc.
Andrew Palmer
(415) 835-8978
apalmer@jmpg.com
or
Media Relations:
Dukas Public Relations
Seth Linden
(212) 704-7385
seth@dukaspr.com
Zach Leibowitz
(212) 704-7385
zach@dukaspr.com